                                                                   EXHIBIT 10.21

Berg & Berg Developers
10050 Bandley Drive - Cupertino, California 95014
Phone  (408) 725-0700


developers of business parks and industrial complexes in Palo Alto, Mountain View, Sunnyvale, Cupertino & Santa Clara


PARTIES             This LEASE, executed in duplicate at Cupertino, California, this 16th day of February 1994 , by and between Berg Family Partnership and Pacific Pay Video Limited, a California Corporation hereinafter called respectively Lessor and Lessee, without regard to number or gender.

USE                 WITNESSETH: That Lessor hereby leases to Lessee and Lessee hires from Lessor, for the purpose of conducting therein office, research and development, light manufacturing, and warehouse activities, and any other legal activity.

               and for no other purpose without obtaining the prior written consent of Lessor, those certain premises with the appurtenances, situated in the City of Sunnyvale, County of Santa Clara State of California, and more particularly described as follows, to-wit:

PREMISES A multi purpose office, warehouse and industrial building containing a 9,660 s.f. portion of a 25,967 s.f. building, more or less and leasehold improvements. Located at 405 Tasman Drive, and more particularly described in Exhibit "A" attached hereto and incorporated herein by reference. Also, included are (38) thirty-eight parking spaces.

TERM The term shall be for twenty-four (24) months commencing on the 1st day of March, 1994 and ending on the 29th day of February, 1996 , at the total rent sum of

RENTAL One Hundred Fifty-seven Thousand Six Hundred Fifty-one Dollars and twenty cents ($157,651.20)

               Dollars, payable in monthly installments of

                    Six Thousand Five Hundred Sixty-eight Dollars and eighty
               cents

               ($6,568.80) Dollars on or before the first day of each calendar month during the term hereof. Said rental shall be paid in lawful money of the United States of America, without offset or deduction, and shall be paid to Lessor at such place or places as may be designated from time to time by Lessor. Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment.

               Concurrently with Lessee's execution of this Lease, Lessee shall pay to Lessor the sum of

                    Six Thousand Five Hundred Sixty-eight Dollars and eighty
               cents

               ($6,568.80) Dollars as prepaid rent for the period of March 1, 1994 to March 31, 1994 Concurrently with Lessee's execution of this Lease, Lessee has deposited with Lessor the sum of

                    Six Thousand Five Hundred Sixty-eight Dollars and eighty
               cents

SECURITY
DEPOSIT ($6,568.80) Dollars as a security deposit. If Lessee defaults with respect to any provisions of this Lease, including but not limited to the provisions relating to payment of rent or other charges, Lessor may, to the extent reasonably necessary to remedy Lessee's default, use all or any part of said deposit for the payment of rent or other charges in default or the payment of any other amount which Lessor may spend or become obligated to spend by reason or Lessee's default or to compensate Lessor for any other loss or damage which Lessor may suffer by reason of Lessee's default. If any portion of said deposit is so used or applied, Lessee shall, within ten (10) days after written demand therefor, deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and shall pay to Lessor such other sums as shall be necessary to reimburse Lessor for any sums paid by Lessor. If Lessee shall fully and faithfully perform every provision of this Lease to be performed by it, said deposit shall be returned to Lessee within five (5) days after the expiration of the term hereof. In the event of termination of Lessor's interest in this Lease, Lessor shall transfer said deposit to Lessor's successor in interest.

CHARGES Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to processing and accounting charges, and late charges, which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due Lessee shall pay to Lessor a late charge equal to five (5%) percent of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

                    IT IS FURTHER MUTUALLY AGREED BETWEEN THE PARTIES AS
                    FOLLOWS:

POSSESSION     1. If Lessor, for any reason whatsoever, cannot deliver
               possession of the said premises to Lessee at the commencement of the said term, as hereinbefore specified, this lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom; but in that event the commencement and termination dates of the lease and all other dates affected thereby shall be revised to conform to the date of Lessor's delivery of possession. The above is however,subject to the provision that the period of delay of delivery of the premises shall not exceed Seven (7) days from the commencement date herein. If the period of delay of delivery exceeds the foregoing, Lessee, at his or its option may cancel this Lease and declare it null and void. Provided further, that if under this Lease, Lessor is required to do any construction or remodeling work, than the data on which the Lessee has the right to cancel shall be extended to a later date by a number of working days equal to the number of working days during which work necessary to prepare the premises for occupancy is delayed by changes requested by Lessee, strikes, boycott, shortage of materials, governmental regulations affecting construction, acts of God, inclement weather preventing construction, or other events of like nature beyond the control and without the negligence of Lessor. If under this Lease Lessor is required to do any construction or remodeling work, then possession shall not be deemed tendered and the term shall not start, nor shall any rentals commence under this Lease, until the completion of Lessor improvements.

ACCEPTANCE
OF PREMISES
AND COVE-
NANTS TO
SURRENDER      2. By entry hereunder, Lessee accepts the premises as being in good and sanitary order, condition and repair and accepts the building and the other improvements in their present condition.
               Any exceptions to the foregoing must be by written agreement executed by Lessor and Lessee. The Lessee agrees on the last day of the term hereof, or on the sooner termination of this lease, to surrender the premises unto Lessor in good condition and repair. The interior walls of all office and warehouse areas, the floors of all office and warehouse areas, all suspended ceilings and any carpeting are to be cleaned. Lessee also agrees to surrender unto Lessor all alterations, additions, and improvements whih may have been made in, to or on the premises by Lessee, except that Lessee shall ascertain from Lessor within thirty (30) days before the end of the term of this lease whether
               Lessor desires to have the premises or any part or parts thereof restored to their condition as of the commencement of this Lease, excluding normal wear and tear, if Lessor shall so desire, then
               Lessee shall restore said premises or such part or parts thereof before the termination of this Lease at Lessee's sole cost and expense. Lessee on or before the end of the term or sooner termination of this Lease, shall remove his or its personal property and trade fixtures from the premises, and all property not so removed shall be deemed to be abandoned by Lessee. If the premises be not surrendered at the end of the term or sooner termination of this Lease, Lessee shall indemnify Lessor against loss or liability resulting from delay by Lessee in so surrendering the premises including, without limitation, any claims made by any succeeding tenant founded on such delay. Not withstanding the above, Lessor agrees to allow any reasonable alterations and improvements and will notify Lessee at time of approval if they are to be removed on expiration.

USES
PROHIBITED     3. Lessee shall not commit, or suffer to be committed, any waste upon the said premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the buildings in which the demised premises may be located or allow any sale by auction upon the premises, or allow the premises to be used for any improper, immoral, unlawful or objectionable purpose, or place any loads upon the floor, walls, or ceiling which endanger the structure, or use any machinery or apparatus which will in any manner vibrate or shake the premises or the building of which it is a part, or place any harmful liquids in the drainage system of the building. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the leased premises outside of the building proper. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the leased premises outside of the buildings proper.

ALTERA-
TIONS AND
ADDITIONS      4. Lessee shall not make, or suffer to be made, any alteration or addition to the said premises, or any part thereof, without the written consent of Lessor first had and obtained by Lessee; any addition or alteration to the said premises, except movable furniture and trade fixtures, shall become at once a part of the realty and belong to Lessor. Alterations and additions which are not to be deemed as trade fixtures shall include heating, lighting, electrical systems, air conditioning, partitioning, carpeting, or any other installation which has become an integral part or the leased premises, Lessee agrees that he or it will not proceed to make such alterations or additions, after having obtained consent from Lessor to do so, until three (3) days from the receipt of such consent, in order that Lessor may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Lessee's improvements. Lessee will at all times permit such notices to be posted and to remain posted until the completion of work.

HAZARD
INSURANCE      6. Lessee shall not use, or permit said premises, or any part thereof, to be used, for tiny purpose other than that for which the said premises are hereby based; and no use shall be made or permitted to be made of the said premises, nor acts done, which will cause a cancellation of any insurance policy covering said building, or any part thereof, nor shall Lessee sell or permit to be kept, used or sold, in or about said premises, any article which may be prohibited by the standard form of fire insurance policies. Lessee shall, at his sole cost and expense, comply with any and all requirements, pertaining to said premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering said building and appurtenances. The Lessor agrees to purchase and keep in force fire, earthquake, and extended coverage insurance covering the leased premises in amounts not to exceed the actual insurable value of said premises as determined by Lessor's insurance company's appraisers. The Lessee agrees to pay to the Lessor as additional rent, on demand, the full cost of said insurance as evidenced by insurance billings to the Lessor. If said insurance billings cover the entire building, and this Lease does not cover the entire building, the insurance premiums allocated to the based premises shall be pro-rated on a square footage or other equitable basis, as calculated by Lessor. It is understood and agreed that Lessee's obligation under this paragraph will be pro-rated to reflect the commencement and termination dates of this Lease. Lessor and Lessee hereby waive any rights each may have against the other on account of any loss or damage occasioned to the Lessor or the Lessee as the case may be, or to the Premises or its contents, and which may arise from any risk generally covered by fire and extended coverage insurance. The parties shall obtain from their respective insurance companies insuring the property a waiver of any right of subrogation which said insurance company may have against the Lessor or the Lessen as the case may be.

ABANDON-
MENT 7. Lessee shall not vacate or abandon the premises at any time during the process of law, or otherwise, any personal property belonging to Lessee and left on the term; and if Lessee shall abandon, vacate or surrender said premises, or be disposessed by premises shall be deemed to be abandoned, at the option of Lessor, except such property as may be mortgaged to Lessor.

FREE
FROM LIENS     8. Lessee shall keep the demised premises and the property in which the demised premises are situated, free from any liens arising out of any work performed, materials furnished, or obligations incurred by Lessee.

COMPLI-
ANCE WITH
GOVERN-
MENTAL
REGULA-
TIONS 9. Lessee shall, at his sole cost and expense, comply with all of the requirements of all Municipal, State and Federal authorities now in force, or which may hereafter be in force, pertaining to the said premises, and shall faithfully observe in the use of the premises all Municipal ordinanes and State and Federal statutes now in force or which may hereafter be in force. The judgement of any court of competent jurisdiction, or the admission of Lessee in any action or proceeding against Lessen whether Lessor be a party thereto or not, that Lessee has violated any such ordinance or statute in the use of the Premises, shall be conclusive of that fact as between Lessee, and Lessee.

               *Excluding any acts of negligence or willful misconduct on the part of Lessor or Lessor's agent.

LIABILITY
AGENT
INSURANCE      l0. Lessee, as a material part of the consideration to be
               rendered to Lessor, hereby waives all claims against Lessor for damages to good, wares and merchandise, and all other personal property in, upon or about said premises and for injuries to persons in a about said premises, Rom any cause arising at any time. and Lessee will hold Lessor exempt and harmless from any damage or injury to any person, or to the goods, wares and merchandise and all other personal property of any person.
               arising from the use of the premises by Lessee or from the failure of Lessee to keep the premises in good condition and repair, as herein provided, Lessee shall secure and keep in force a public liability insurance and property damage policy covering the based premises, including parking areas, insuring the Lessee and naming Lessor as an additional insured. A copy of said policy shall be delivered to Lessor and minimum limits of coverage thereof shall be $ 2,000,000.00 for multiple injuries, and $
               1,000,000. 00 property damage, and Lessee shall obtain a written obligation on the part of the insurer to notify Lessor in writing before any cancellation thereof.

ADVERTISE
MENTS AND
SIGNS 11. Lessee will not place or permit to be placed, in, upon or about the said premises any unusual or extraordinary signs, or any signs not approved by the city or other governing authority. The Lessee will not place, or permit to be placed, upon the premises, any signs, advertisements or notices without the written consent of the Lessor, and such consent will not be unreasonably withheld, Any sign so placed on the premises shall be so placed upon the understanding and agreement that Lessee will remove same at the termination of the tenancy herein created, and repair any damage or injury to the premises caused thereby, and if not so removed by Lessee then Lessor may have same so removed at Lessee's expense.

UTILITIES      12. Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities supplied to the premises. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion of all charges which are jointly metered, the determination to be made by Lessor and payment to be made by Lessee within ten (10) days of receipt of a statement for such charges. Any charges for sewer usage or related fees shall be the obligation of Lessee and paid for by the Lessee.

ATTORNEY'S
FEES 13. In case suit should be brought for the possession of the premises for the recovery of any sum due hereunder or because of the breach of any other covenant herein, the losing party shall pay to the prevailing party a reasonable attorney's fee which shall be deemed to have accrued on the commencement of such action and shall be enforceable whether, or not such action is prosecuted to judgement.

DEFAULT 14.1 The occurrence of any of the following shall constitute a material default and breach of his Lease by Lessee: a) Any failure by Lessee to pay the rental or to make any other payment required to be made by Lessee hereunder (where such failure continued for ten (10) days after written notice thereof by Lessor to Lessee; b) The abandonment or vacation of the Premises by Lessee; c) A failure by Lessee to observe and perform any other provision of this lease to be observed or performed by Lessee, where such failure continues for thirty days after written notice thereof by Lessor to Lessee; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period Lessee shall not be deemed to be in default if Lessee shall within such period commence such cure and thereafter diligently prosecute the same to completion; d) The making by

               Lessee of any general assignment for the benefit of creditors; the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessen the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days, or the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Promises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days.

SURRENDER
OF LEASE 14.2 In the event of any such default by Lessee, then in addition to any other remedies available to Lessor at law or in equity, Lessor shall have the immediate option to terminate this Lease and all rights of Lessee hereunder by giving written notice of such intention to terminate. In the event that Lessor shall elect to so terminate this Lease then Lessor may recover from Lessee;
               a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus b) the worth at the time of award of the amount by which the unpaid rent would have been earned after termination until the time of award exceeds the amount of such rental loss Lessee proves could have been reasonably avoided; plus c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; plus d) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform his obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, and e) at Lessor's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law. The term "rent", as used herein, shall be deemed to be and to mean the minimum annual rental and all other sums required to be paid by Lessee pursuant to the terms of this Lease. As used in (a) and
               (b) above, the "worth at the time of award" is computed by allowing interest at the rate of ten (10%) percent per annum. As used in (c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1%) percent.

               14.3 In the event of any such default by Lessee, Lessor shall so have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee.

               14.4 In the event of the vacation or abandonment of the Promises by Lessee or in the event that Lessor shall elect to re-enter as provided in paragraph 14.3 above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Lessor does not elect to terminate this Lease as provided in paragraph 141 above, then Lessor may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet to Premises or any part thereof for such term or terms and at such redo or rentals and upon such other terms and conditions as Lessor in its sole discretion may deem advisable with to right to make alterations and repairs to the Premises. In the event that Lessor shall elect to so relet, then rentals received by Lessor front such reletting shall be applied; first, to the payment of any indebtedness other than rent duo hereunder from Lessee to Lessor; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied by the payment of rent hereunder, be less then to rent payable during that month by Lessee hereunder, then Lessee shall pay such deficiency to Lessor immediately upon demand therefor by Lessor. Such deficiency shall be calculated and paid monthly. Lessee shall also pay to Lessor, as soon as ascertained, any costs and expenses incurred by Lessor in such reletting or in making such alterations and repairs not covered by the rentals received front such reletting.

               14.5 No re-entry or taking possession of the Premises by Lessor pursuant to 14.3 or 14.4 of this Article 14 shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any roletting without termination by Lessor because of any default by Lessee, Lessor may at any time after such reletting elect to terminate this lease, for any such default.

SURRENDER
OF LEASE 15. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or subtenances, or may, at the option of Lesson operate as an assignment to him of any or all such subleases or subtenancies.

TAXES 16. Lessee shall be liable for all taxes levied against its personal property and trade or business fixtures, and agrees to pay, as additional rental, all real estate taxes and special assessment installment as they appear on the city and county tax bills during the Lease term, and as they become due. If said taxes and assessments are assessed against the entire building and building site, and this lease does not cover entire building or building site, the taxes laid assessment Installments allocated to the leased premises shall be pro-rated on a square footage or other equitable basis, as calculated by Lessor. It is understood and agreed that Lessee's obligation under this paragraph will be pro-rated to reflect the commencement and termination dates of this Lease.

NOTICES 17. All notices given to Lessee may be given in writing personally or by depositing the same in the United States mail, postage prepaid, and addressed to Lessee at the said promises, whether or not Lessee has departed from, abandoned or vacated the premises.

ENTRY BY
LESSOR 18. Lessee shall permit Lessor and his agents to enter Into and upon said premises at all reasonable times subject to any security regulations of Lessee for the purpose of inspecting the same or for the purpose of maintaining the building in which said premises are situated, or for the purpose of making repairs, alterations or additions to any other portion of said building. including the erection and maintenance of such scaffolding, canopies, fences and props as may be required without any rebate of rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the premises thereby occasioned: and shall permit Lessor and his agents, at any time within ninety
               (90) days prior to the expiration of this Lease, to place upon said premises any usual or ordinary "For Sale" or "to lease" signs and exhibit the promises to prospective tenants at reasonable hours.

DESTRUC.
ION OF
PREMISSES      19. In the event of a partial destruction of the said premisses during the said term from any cause, Lessor shall forthwith repair the same, provided such repairs can be made within (90) days under the laws and regulations of State, Federal, County or Municipal authorities, but such partial destruction shall in no way annul or void this lease, except that Lessee shall be entitled to a proportionate reduction of rent until such repairs are complete, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Lessee in the said premisses. If such repairs cannot be made in ninety (90) days, Lessor may, at his option, make same within a reasonable time this Lease continuing in full force and effect and the rent to be proportionately reduced as aforesaid in this paragraph provided. In the event that Lessor does not so elect to make such repairs which cannot be made in ninety (90) days, or such repairs cannot be made under such laws and regulations, this Lease may be terminated at the option of either party. In respect to any partial destruction which Lessor is obligated to repair or may elect to repair under the terms of this paragraph, the provision of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil
               Code of the State of California are waived by Lessee. In the event that the building in which the demised premises may be situated be destroyed to the extent of not less than 33-1/3% of the replacement cost thereof, Lessor may elect to terminate this Lease, whether the demised premises be injured or not. A total destruction of the building in which the said premisses may be situated shall terminate this Lease. In the event of any dispute between Lessor and Lessee relative to the provisions of this paragraph, they shall each select an arbitrator, the two arbitrators so selected shall select a third arbitrator and the three arbitrators so selected shall hear and determine the controversy and their decision thereon shall be final and binding upon both Lessor and Lessee, who shall bear the cost of such arbitration equally between them.

ASSIGN-
MENT
AND
SUBLET-
TING 20. Lessee or any part thereof or any right or privilege appurtenant thereto, or suffer any other person (a bona fide subsidiary or affiliate or Lessee excepted to occupy or use the said premises, or any portion thereof, without the written consent of Lessor first had and obtained, and a consent to one assignment, subletting, occupation or use by any other person, shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Any such assignment or subletting without such consent shall be void, and shall, at the option of the Lessor, terminate this Lease, providing Lessor has not unreasonably witheld such consent. This Lease shall not, nor shall any interest therein be assignable as to the interest of Lessee. by operation of law, without the written consent of Lessor. If Lessee desires to assign its rights under this Lease or to sublet, all or a portion of the demisedd promises to a party other than a bona fide subsidiary or affiliate* of Lessee, Lessee shall first notify Lessor of the proposed terms and conditions of such assignment or subletting. Lessor shall have the right of first refusal to enter into a direct Lessor-Lessee relationship with such party under such proposed terms and conditions, in which event Lessee shall be relieved of its obligations hereunder to the extent of the Lessor-Lessee relationship entered into between Lessor and such third party.

CONDEM-
NATION 21. If any part of the premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the rent payable hereunder shall be adjusted so that to Lessee shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after such taking bears to the value of the entire premises prior to such taking; but in such event Lessor shall have the option to terminate this Lease as of the date when title to the part so taken vests in the condemnor or purchaser. If all of the premises, or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall thereupon terminate. If a part or all of the promises be taken, all compensation awarded upon such taking shall go to the Lessor and the Lessee shall have no claim thereto.

EFFECTS
OF
CONVEYANCE     22. The term "Lessor" as used in this Lease, means only the owner for the time being of the land and building, containing the premises, so that, in the event of any sale of said land or building, or in the event of a Lease of said building, the Lessor shall be and hereby is entirely freed and relieved of all covenants and obligations of the Lessor hereunder and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, or the Lessee of the building, that he purchaser or Lessee of the building has assumed and agreed to carry out any and all covenants and obligations of the Lessor hereunder. If any security be given by the Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of Lessee, the Lessor shall transfer and deliver the security, as such, to the purchaser at any such sale or the Lessee of the building, and thereupon the Lessor shall be discharged from any further liability in reference thereto.

SUBORDI-
NATION 23. This Lease, in the event Lessor so notifies Lessee in writing, shall be subordinate to any ground Lease, deed of trust, or other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and too renewals, modifications, replacements and extensions thereof. Lessee agrees to promptly execute any documents which may be required to effectuate such subordination. Notwithstanding such subordination, Lessee's right to quiet possession of the Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease,

WAIVER 24. The waiver by Lessor of any breach of any term, covenant or condition, herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of he same or any other term, covenant or condition therein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

HOLDING
OVER 25. Any holding over after the expiration of the said term, with the consent of Lessor, shall be construed to be a tenancy from month to month, at a rental to be negotiated by Lessor and Lessee prior to the expiration of said term, and shall otherwise be on the terms and conditions herein specified, so far as applicable.

SUCCES-
SORS AND
ASSIGNS 26. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of tile parties hereto shall be jointly and severally liable hereunder.

ESTOPPEL
CERTIF
ICATES 27. Lessee shall at any time during the term of this Lease, upon not less than five (5) days prior written notice from Lessor, execute and deliver to Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the date to which the rent and other charges are paid in advance, if any, and acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder or specifying such defaults if they are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Lessee's failure to deliver such statement within such time shall be conclusive upon the Lessee that (a) this Lease is in full force and effect, without modification except as may be represented by Lessor; (b) there are no uncured defaults in Lessor's performance.

TIME           28. Time is of the essence of this Lease.

MARGINAL
CAPTIONS 29. The marginal headings or titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof. This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest. Paragraphs 30 through 41 are included herein and hereby incorporated by this reference

               IN WITNESS WHEREOF, Lessor and Lessee have executed these presents, the day and year first above written.

                                 LESSOR                        LESSEE
               Berg Family Partnership                    Pacific Pay Video


                   Page 5 of 5 (general lease form not shown)

                               ADDENDUM TO LEASE

                            Dated February 17, 1994

                    By and Between Berg Family Partnership

                             and Pacific Pay Video

Paragraph #2 of Lease agreement, page 2 continued:

     Notwithstanding the foregoing, Lessee accepts the Premises "as is". Lessor represents and warrants that as of the commencement date of the Lease the roof, HVAC systems, electrical system, and plumbing are in good repair and working condition. Lessor agrees to provide the Premises to Tenant in good condition and repair. PPV proposes that within five (5) days of PPV's occupancy Lessor and PPV perform a walk through of the Premises in order to determine what items need to be addressed relative to the condition of the Premises.


Paragraph #4 of Lease Agreement, page 2 continued:


Tenant may make any alterations up to $15,000, not involving structural changes, without Landlord approval. Tenant to remove such improvements if requested by Landlord at Lease termination.


Paragraph #5 of Lease Agreement, page 2 continued:

     Lessor, at Lessee's sole cost, shall maintain and repair roof and keep the same in good working order and condition during the term of the Lease, Lessor will have a service contract between a licensed reputable roof contractor to perform semiannual maintenance to make repairs,

Immediately prior to Lease Termination, Lessee to provide Lessor with certification by a knowledgeable company officer that lessee, its officers, partners, employees, agents, invitees or other parties associated with Lessee, to the best of their knowledge, have not allowed the Premises to be contaminated by toxic or hazardous waste or materials.

Immediately prior to termination of Lessee's obligations under this Lease, Lessee shall remove any, or all, non-general purpose improvements not installed by lessor, if requested by Lessor.

     Landlord agrees during term of initial lease, landlord will pay the cost in excess of $700.00 to repair any single item in the HVAC, plumbing or electrical systems after the Tenant has paid the first $1,000 provided that (i) the failure or repair is not caused by the negligence, failure to properly maintain, or misconduct of Tenant or Tenant's Agents The intent of this section is to limit the exposure of Tenant for any major single item failures, that occur during the above period, such as compressor, transformers and the like and not to make Landlord liable for a number of small failures that are bundled into one billing. Landlord will pay any roof repair cost inexcess of $1,000 during the term if not caused or related to actions of Tenant.

Paragraph #6 of Lease agreement, Page 3 continued


     Lessor shall maintain in full force and effect, rental abatement insurance against abatement or loss of Rent in case of fire or other casualty, in an amount at least equal to the amount of the Rent payable by Lessee during the next ensuing one (1) year, as reasonably determined by Lessor, Lessee to reimburse Lessor for full cost of said rental abatement insurance. Where Lessee is responsible for purchasing and keeping in force insurance in this paragraph, Lessee's insurance coverage shall name Lessor as an additional insured and provide Lessor with an endorsed copy of said insurance.


Paragraph #9 of Lease Agreement, page 3 continued:


     Tenant shall have no obligation to make any modifications to Premises as a result of any existing laws, codes or regulation unless as a result of Tenants modifications or unique usage by Tenant.


Paragraph #19 of Lease Agreement, Page 4 continued.


     Notwithstanding the above, Lessor is only obligated to repair or rebuild to the extent of available insurance proceeds. Should Lessor determine that insufficient or no insurance proceeds be available for repair or reconstruction of Premises, Lessor, at its option, may terminate the Lease.

Lessee shall have the right to terminate the Lease if destruction to building is over 33 1/3rd percent of total or if damages are to critical research areas which are necessary for Lessee to continue its technology development program and if damages to building are not repaired within 90 days.

30. Landlord and Tenant may be used various places in this lease as substitute for Lessor and Lessee respectively.

31. HAZARD INSURANCE. As a condition of Lessor agreeing to waive the requirement for earthquake insurance, Lessee agrees that it will pay, as additional rent, an amount not to exceed $2,500.00 per year for earthquake insurance if Lessor desires to obtain some form of earthquake insurance in the future, if and when available, on terms acceptable to Lessor.

Provided Lessor is carrying earthquake insurance, Lessee shall pay any deductible up to $1,500.00 per claim, but shall not be obligated for any deductible in excess of $1,500.00 per claim.

32.  Not Applicable.

33.  TAXES.    Lessee, at its cost, shall have the right, at any time, to seek a reduction in the assessed valuation of the premises or to contest any real property taxes that are to be paid by Lessee. If Lessee seeks a reduction or contests the real property taxes, the failure on Lessee's part to pay the real property taxes shall not constitute a default as long as Lessee complies with the provisions of this paragraph and posts a bond or Letter of Credit payable to Lessor for all delinquent taxes and proposed penalties. Lessor shall not be required to join in any proceeding or contest brought by Lessee unless the provisions of any law requires that the proceeding or contest be brought by or in the name of Lessor or any owner of the Premises. In that case, Lessor shall join in the proceeding or contest or permit it to be brought in Lessor's name as long as Lessor is not required to bear any cost. Lessee, on final determination of the proceeding or contest, shall immediately pay or discharge any decision or judgment rendered, together with all costs, charges, interest and penalties incidental to the decision or judgment. Tax bills will be sent no the address in the Notice Section, Article #17. If at any time during the term of this Lease a tax or excise on rents or other tax, however described, is levied or assessed against Lessor, as substitute in whole or in part for real property taxes assessed or imposed on the premises Lessee shall pay before delinquency such tax or excise on rents or such other tax to the extent that such tax or excise on rents or such other tax is substitute in whole or in part for real property taxes on the premises. In the event that a tax or excise on rents is levied or assessed against Lessor, as a substitute in whole or in part for taxes assessed or imposed on the premises, and the taxing authority takes the position that Lessee cannot pay and discharge such tax on behalf of Lessor, then at the election of Lessor, Lessor may increase the rent charged hereunder by the exact portion of such tax which is a substitute in whole or in part for real property taxes on the premises, and Lessee agrees to pay said portion in additional rent. Lessee further agrees to pay any sewer or water usage fees or taxes that may be assessed against the property as a result of Lessee's usage of premises.

34.  HAZARDOUS MATERIALS,

          A. As used herein, the following term shall have the following meaning:

               (1) The term "Hazardous Materials" shall mean (i) polychlorinated biphenyls; (ii) radioactive materials: and (iii) any chemical, material or substance now or hereafter defined as or included in the definitions of "hazardous substance","hazardous waste" ,"hazardous material" , "extremely hazardous waste" , "restricted hazardous waste" , or "toxic substances" or words of similar import under any applicable laws including, without limitation, any material or substance which is (i) defined as "hazardous waste", extremely hazardous waste" or "restricted hazardou's waste" under Section 25115, 25117 or 15122.7, or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control law), (ii) defined as "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presely-Tenner Hazardous Substances Account Act.),,, (iii) defined as "hazardous material", "hazardous substance", or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release, Response, Plans and Inventory), (iv) defined as a "hazardous substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi)asbestos, (vii) listed under Article 9 or defined as "hazardous" or "extremely hazardous" pursuant to
Article 11 of Title 22 of the California Administrative Coder Division 4, Chapter 20, (viii) designed as "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq. or listed pursuant to Section 307 of the Federal Water Pollution control Act (33 U.S.C.
1317), (ix) defined as a "hazardous waste", pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6903. et seq., (x) defined as "hazardous Substance" pursuant to Section 101 of the Comprehensive Environmental Respibsem Compensations, and Liability Act, 42 U.S.C. 9601 et seq., or,(xi) regulated under the Toxic Substances Control Act, 156 U.S.C, 2601 et seq.

               (2) The term "Hazardous Materials Laws" shall mean any local, state and federal laws, rules, regulations, or ordinances relating to the use, generation, manufacture, installation, release, discharge, storage or disposal of Hazardous Material.

               (3) The term "Landlord's Agents" as used in this Section 34.0 shall mean Landlord's agents, representatives, employees, contractors, subcontractor, directors, officers, partners and invitees,

               (4) The term "Tenant's Agents" used in this Section 34.0 shall mean Tenant's agents, representatives, employees, contractors, subcontractors, directors, officers, partners, invitees or any other person in or about the Premises.

          B    TENANTS'S RIGHT TO INVESTIGATE: Tenant shall be entitled to cause such inspections, soils and groundwater tests, and other evaluations to be made of the Premises as Tenant deems necessary regarding (i) the presence and use of Hazardous Materials in or about the Premises, and (ii) the potential for exposure to Tenant's employees and other persons to any Hazardous Materials used and stored by previous occupants in or about the Premises. Tenant shall provide Landlord with copies of all inspections, test and evaluation, Tenant shall indemnify, defend and hold Landlord harmless from any cost, claim or expense arising from such entry by Tenant or from the performance of any such investigation by such tenant,

          C. LANDLORD'S REPRESENTATIONS: Landlord hereby represents and warrants to the best of Landlord's knowledge that the Premises are, as of the date of this Lease, in compliance with all Hazardous Material laws,

          D. TENANT'S OBLIGATION TO INDEMNIFY: Tenant, at its sole cost and expense, shall indemnify, defend, protect and hold Landlord and Landlord's Agents from and against any and all cost or expenses, including those described under subparagraphs (a), (b) and (c) hereinbelow set forth, arising from or caused in whole or in part, directly or indirectly by:

               (1) Tenant's or Tenant's Agents' use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Material to, in, on, under, about or from the Premises; or

               (2) Tenant's or Tenant's Agents failure to comply with Hazardous Material laws; or

               (3) Any release of Hazardous; Material to, in, on, under, about, from or onto the Premises caused by Tenant or Tenant's Agents occurring during the Lease Terms except ground water contamination from other parcels where the source is from off the Premises.

          The cost and expenses indemnified against include, but are not limited to the following:

               (a) Any and all claims, actions, suits, proceedings, losses, damages, liabilities, deficiencies, forfeitures, penalties, fines, punitive damages, cost or expenses;

               (b) Any claim, action, suit or proceeding for personal injury (including sickness, disease, or death), tangible or intangible property damage, compensation for lost wages, business income, profits or other economic loss, damage to the natural resources of the environment, nuisance, pollution, contamination, leaks, spills, releases or other adverse effects on the environment;

               (c) The cost of any repair, clean-up, treatment or detoxification of the Premises necessary to bring the Premises into compliance with all Hazardous Material Laws, including the preparation and implementation of any closure, disposal, remedial action, or other actions with regard to the Premises, and expenses (including, without limitation, reasonable attorney's fees and consultants fees, investigation and laboratory fees, court cost and litigation expenses).


          E. TENANT'S OBLIGATION TO REMEDIATE CONTAMINATION: Tenant shall, at its sole cost and expense, promptly take any and all action necessary to remediate contamination of the Premises by Hazardous Material by Tenant & Tenants Agents.

          F. OBLIGATION TO NOTIFY: Landlord and Tenant shall each give written notice to the other as soon as reasonably practical of (i) any communication received from any governmental authority concerning Hazardous Material which relates to the Premises and (ii) any contamination of the Premises by Hazardous Material which constitutes a violation of any Hazardous Material law.

          G. SURVIVAL: The obligations of Tenant under this Paragraph 34.0 shall survive the expiration or earlier termination of this Lease,


          H. CERTIFICATION AND CLOSURE: On or before the expiration or earlier termination of the term of the Lease, Tenant shall deliver to Landlord a certification executed by Tenant stating that, to the best of Tenant's knowledge, there exists no violation of Hazardous Material Laws resulting from Tenant obligation in Paragraph 34.0. If pursuant to local ordinance, state or federal law, Tenant is required, at the expiration of the Lease Term, to submit a closure plan for the Premises to a local, state or federal agency, then Tenant shall furnish to Landlord a copy of such plan.


          I. PRIOR HAZARDOUS MATERIALS: Lessee shall have no obligation to clean up, or to comply with any law regarding, or to reimburse, indemnify, defend, release or hold Lessor harmless with respect to, any Hazardous Materials or wastes discovered on the Premises which were not introduced into, in, on or under the Premises, or used, stored, dispose of or transported in, on or under the Premises by Lessee or Lessee's Agents.


35.  TENANT IMPROVEMENTS:     Landlord shall perform and pay for the following:

     a)   recarpet those floors currently carpeted as shown in Exhibit "B"
     b)   repaint the interior walls
     c)   clean and wax the tiled floors

36. PRO RATA SHARE: This Lease is for a multi tenant building and the Lessor will perform and pay for maintenance, taxes, insurance, landscaping and utilities that are not separately metered or easily separated and Lessor will be reimbursed by Lessee on a pro rata basis. Lessee's pro rata share of the expenses represents 37.2% of the building.

37. APPROVALS: Whenever the Lease requires the approval or consent of either Lessor or Lessee, such approval or consent shall not be unreasonably withheld or delayed,

38. AUTHORITY: Each party is, corporation (or a partnership), each individual executing the Lease on behalf of said corporation (or partnership) represents and warrants that he or she is duly authorized to execute and deliver the Lease on behalf of said corporation in accordance with the by-laws of said corporation (or the partnership), that no other party's approval of consent to such execution and delivery is require and that the Lease is binding upon said corporation (or partnership) in accordance with its terms. Lessor and Lessee shall, within ten (10) days after a written request therefore from Lessee and Lessor, shall, deliver to Lessee and Lessor a certified copy of the resolution of the board of directors of said corporation (or a certificate of the partners of said partnership) authorizing or ratifying the execution of the Lease,

39, BROKERAGE COMMISSION: Lessor and Lessee each warrant to the other party that MacMillan, Moore & Buchanan Inc. is the only broker involved in this transaction, Lessor shall pay the commission due MacMillan, Moore & Buchanan per separate agreement, Lessor and Lessee further warrant to each other that no other broker or finder can properly claim a right to a commission or finder's fee based upon contract between claimant and the warranting party with respect to the other party, Lessor and Lessee shall indemnify, defend and hold the other party harmless from and against any loss, cost or expense, including but not limited to attorney's fees and court cost, resulting from any claim for fee or commission by any other broker or finder in connection with the Premises and the Agreement resulting from the indemnifying party's actions,

40. ATTORNEYS FEE: In any action or legal proceeding brought by Lessor or Lessee to enforce the rights or obligations created by the Lease, the prevailing party shall be awarded its cost, including reasonable attorneys' fees,

41. EFFECT OF ADDENDUM: In the event of any inconsistency between this Addendum and the Lease, the terms of this Addendum shall prevail.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Addendum as of the day and year first above written.


LESSOR:                                           LESSEE

Berg Family Partnership                           Pacific Pay Video Limited

By:                                               By:

Its:2/28/94                                       Its:2/25/94

Exhibit A
- ---------
 Floor Plan of 405 Tasman Drive.


Exhibit B
- ---------
 Floor Plan of 405 Tasman Drive. Plans for tile and carpet.

                  LEASE EXTENSION AND MODIFICATION AGREEMENT


This Lease Extension and Modification Agreement ("Agreement"), is made and entered into this 2nd day of January, 1996 by and between Berg Family Partnership ("Berg") and Pacific Pay Video Limited ("PPV"), a California corporation.


RECITALS:


A. PPV currently leases from Berg approximately 9,660 square feet of space located at 405 Tasman Drive, Sunnyvale, California (the "Premises") pursuant to that certain lease dated February 16, 1994 (the "Lease").

B.   The term of the Lease expires on February 29, 1996.

     C. PPV has elected and Berg has agreed to modify the terms of the Lease and extend the term Lease subject to the terms and conditions set forth herein:

NOW, THEREFORE, the parties hereto agree to amend the Lease as follows:


     1. TERM: The term of the Lease is hereby extended for seven (7) months until September 30, 1996.

     2. RENT: PPV shall pay to Berg as rent for the Premises during the extended lease term, a monthly rent payable in advance on the first day of each calendar month as follows:

               February 1, 1996 - February 29, 1996 $20,586.30
               March 1, 1996 - September 30, 1996 $21,262.50

     3. SECURITY DEPOSIT: PPV shall increase the security deposit by $14,693.70. The additional security deposit amount of $14,693.70 shall be paid to Berg prior to February 1, 1996.

     4. PREMISES: The "Premises" shall include 9,660 square feet of space located at 405 Tasman Drive. On February 1, 1996, the Premises shall be expanded to include an additional 18,690 square feet of space located in the building that PPV currently occupies, totaling 28,350 square feet of space and 100% of the subject building. The address for the additional space (18,690 square feet) is commonly referred to 1190 Morse Avenue, Sunnyvale, CA. As a material inducement to the execution and delivery of this Agreement by Berg, PPV is leasing the additional 18,690 square feet of space in an "AS IS" physical condition and in an "AS IS" state of repair, except that Berg shall repair water-damaged ceiling tiles. Berg shall not provide any improvements to the Premises or the additional 18,690 square feet of space, provided however, Berg shall provide a new water-tight roof for the Premises (including the additional space).

     5. OPTION TO EXTEND: Berg hereby grants to PPV one (1) option to extend the term of the Lease for a period of six (6) months (the "Option Term") on the following terms and conditions:

          (i) Lessee shall give Lessor written notice of its exercise of the Option Term no later than June 30, 1996.
          (ii) Lessee may not exercise the Option Term if Lessee is in default according to the terms and conditions of the Lease.
          (iii) All terms and conditions of the Lease and this Agreement shall apply during the Option Term.
          (iv) Rent for the Premises during the Option Term shall be payable in advance on the first day of each calendar month as follows:
                 September 30, 1996 - March 31, 1997            $21,262.50


     6. PRO RATA SHARE: Effective February 1, 1996, PPV's pro rata share shall be increased to 100%.

     7. BROKERAGE COMMISSION: Berg and PPV acknowledge that there are no brokers involved with the terms of this Agreement and Berg shall have no liability for any brokerage commission pursuant to this extended term.

     8. LESSEE CERTIFICATION: As a condition of Berg's agreeing to the extension of the Lease, PPV hereby certifies and confirms that as of the date of this Agreement, PPV is not in violation of any government regulations, ordinances, rules or laws, including those pertaining to Hazardous Waste and/or Hazardous Materials.

     9. RATIFICATION OF LEASE: Except as modified herein, the Lease is hereby ratified, approved and confirmed upon all the terms, covenants, and conditions.

BERG FAMILY PARTNERSHIP,                  PACIFIC PAY VIDEO LIMITED,
a California general partnership          a California corporation


By:/s/Carl E. Jones                        By:/s/James A. Barth


Title: Authorized Agent                   Title:CFO


Date:1/4/96                               Date:1/4/96

SECOND LEASE EXTENSION AGREEMENT

This Second Lease Extension Agreement ("Agreement"), is made and entered into this 12th day of July, 1996 by and between Berg Family Partnership ("Berg") and Pacific Pay Video Limited ("PPV"), a California corporation.

RECITALS:

A. PPV currently leases from Berg approximately 28,350 square feet of space located at 405 Tasman Drive, Sunnyvale, California (the "Premises") pursuant to that certain lease dated February 16, 1994 and that certain lease extension and modification agreement dated January 2, 1996 (collectively referred to herein as the "Lease").

B.   The term of the Lease expires on September 30, 1996.

C. PPV has elected to exercise their option to extend the term of the Lease pursuant to Section 5 of that certain lease extension and modification agreement dated January 2, 1996 (the "Extension") subject to the terms and conditions set forth herein:

NOW, THEREFORE, the parties hereto agree to amend the Lease as follows:

     1. TERM: The term of the Lease is hereby extended for six (6) months until March 31, 1997 as provided for in Section 5 of the Extension.

     2. RENT. PPV shall pay to Berg as rent for the Premises during this extended term, monthly rent payable in advance on the first day of each calendar month as follows:

     October 1: 1996 - March 31, 1997                     $21,262.50

     3. BROKERAGE COMMISSION: Berg and PPV acknowledge that there are no brokers involved with the terms of this Agreement and Berg shall have no liability for any brokerage commission pursuant to this extended term.

     4 LESSEE CERTIFICATION: As a condition of Berg's agreeing to this Agreement, PPV hereby certifies and confirms that as of the date of this Agreement, PPV is not in violation of any government regulations, ordinances, rules or laws, including those pertaining to Hazardous Waste and/or Hazardous Materials.

     5. AUTHORITY: Each party executing this Agreement represents and warrants that he or she is duly authorized to execute and deliver this Agreement.
     If executed on behalf of a corporation, that this Agreement is executed in accordance with the by-laws of said corporation (or a partnership that this Agreement is executed in accordance with the partnership agreement of such partnership), that no other party's approval or consent to such execution and delivery is required, and that this Agreement is binding upon said individual, corporation (or partnership) as the case may be in accordance with its terms.

     6. RATIFICATION OF LEASE: Except as modified herein, the Lease is hereby ratified, approved and confirmed upon all the terms, covenants, and conditions.


BERG FAMILY PARTNERSHIP,                     PACIFIC PAY VIDEO LIMITED,
a California general partnership             a California corporation


By:/s/Carl E. Jones                          By: /s/ James A. Barth


Title: Authorized Agent                      Title:CFO


Date: 7/29/96                                Date: 7/15/96